Exhibit 10.3

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) dated as of January 17, 2012, is made by and among Discount Dental Materials, Inc., a Nevada corporation (the “Corporation” or “DDOO”), R. Douglas Barton, an individual and officer, director and controlling shareholder of DDOO (“Barton”), Cerebain Biotech Corp., a Nevada corporation (“Cerebain”), and the shareholders of Cerebain (each a “Shareholder” and collectively the “Shareholders”) who are the owners of 100% of the outstanding common stock of  Cerebain as listed on Exhibit A, attached hereto.

BACKGROUND

A.

WHEREAS, the Shareholders own all of the issued and outstanding common stock of Cerebain as set forth in Exhibit A attached hereto; and

B.

WHEREAS, DDOO desires to exchange newly issued shares of its Common Stock, $0.001 par value, for all of the issued and outstanding capital stock of Cerebain held by the Shareholders, thereby making Cerebain a wholly owned subsidiary of DDOO; and

C.

WHEREAS, the Shareholders have agreed to transfer to DDOO, and DDOO has agreed to acquire from the Shareholders, all of the of the issued and outstanding capital stock of Cerebain, in exchange for Four Million Five Hundred Fifty Six Thousand Eight Hundred (4,556,800) shares of DDOO's Common Stock (the “Acquisition Consideration”), on the terms and conditions as set forth herein.

ARTICLE 1.

DEFINITIONS

1.1

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Acquired Companies” means, collectively, Cerebain and any subsidiary of Cerebain.

“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

“Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

“Approved Plans” means any stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of DDOO.

“Closing Date” has the meaning set forth in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Common stock, $0.001 par value per share, of DDOO.

“Commission” or “SEC” means the Securities and Exchange Commission of the United States of America.

“Covered Persons” means all Persons, other than DDOO, who are parties to indemnification and employment agreements with DDOO existing on or before the Closing Date.

“Damages” has the meaning set forth in Section 12.2.

“Environmental Laws” means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

“Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

“Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

“Exhibits” means the several exhibits referred to and identified in this Agreement.

“GAAP” means, with respect to any Person, Accounting Principles Generally Accepted in the United States of America applied on a consistent basis with such Person's past practices.

“Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

“Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

“Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

“Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Material Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the type and nature that DDOO is required to file with the Commission.

“Material Adverse Effect” means, when used with respect to DDOO or Cerebain, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of DDOO or Cerebain, as the case may be, in each case taken as a whole or (b) materially impair the ability of DDOO or Cerebain, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which DDOO or Cerebain, as the case may be, operate.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

“Organizational Documents” means (a) the articles or certificate of incorporation and the by laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

“Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

“Principal DDOO Shareholders” means any shareholder of DDOO, pre-Closing, that owns more than 10% of the outstanding common stock of DDOO, or is an officer or director of DDOO.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

”Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

“SEC Documents” has the meaning set forth in Section 6.26.

“Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

“Survival Period” has the meaning set forth in Section 12.1.

“Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

“Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which DDOO is now or was formerly a member.

“Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

“DDOO Board” means the Board of Directors of DDOO.

“DDOO” means Discount Dental Materials, Inc.

“DDOO Shares” means shares Common Stock of DDOO.

ARTICLE 2.

EXCHANGE OF SHARES AND ACQUISITION CONSIDERATION

2.1

Share Exchange.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with any and all applicable state Laws, the Shareholder will transfer, assign, convey, and set over unto DDOO, and DDOO will receive and accept from the Shareholder, all of the issued and outstanding shares of Cerebain owned by the Shareholders, which constitutes 100% of the ownership interest in Cerebain, free and clear of any Lien, in exchange for the Acquisition Consideration, as defined in Recital C.

2.2

Section 368 Reorganization. For U.S. federal income tax purposes, the exchange of Cerebain Shares for Shares for DDOO's Common Stock is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.3

Directors and Officers of DDOO at Closing. Simultaneously with the Closing of the transactions contemplated by this Agreement, the current directors of DDOO shall appoint Gerald A. DeCiccio as a director of DDOO and as the President, Secretary and Chief Financial Officer of DDOO.  Immediately thereafter, all officers of DDOO, including R. Douglas Barton and James Barton shall resign, and all directors will submit their irrevocable resignation to be effective when accepted by DDOO, but in no event later than 45 days after the Closing.

ARTICLE 3.

CLOSING

3.1

Closing. The closing (the “Closing”) of the share exchange will occur at the offices of Gary B. Wolff, in New York, N.Y.,  on or before February 9, 2012 (or at such later date as all of the closing conditions set forth in Sections 9 and 10 have been satisfied or waived) (the “Closing Date”). At the Closing, the Shareholders will deliver to DDOO, certificate(s) evidencing the number of Shares of Common Stock of Cerebain held by such Shareholder (as set forth in Exhibit A), along with executed medallion guaranteed stock powers transferring such Cerebain shares to DDOO, against delivery to the Shareholders by DDOO of a certificate evidencing the Acquisition Consideration of Four Million Five Hundred Fifty Six Thousand Eight Hundred (4,556,800) shares of DDOO’s Common Stock registered in the name of the Shareholders, in the amounts set forth on Exhibit A.  The Closing will be coordinated with the closing of the transactions contemplated by that certain Stock Purchase Agreement by and between certain DDOO shareholders and dated of even date hereof, as well as the closing of the transactions contemplated by that certain Spinoff Agreement by and between DDOO and Douglas Barton dated of even date hereof, and it is the intent of the parties that the transactions contemplated by all three agreements close simultaneously.

3.2

Report Form 8-K Filing.  Within four (4) business days of the Closing, new management of DDOO shall file a Current Report on Form 8-K with the Commission reporting the acquisition of Cerebain by DDOO.

3.3

Cerebain Financial Statements.  Within the time prescribed in Item 9.01 of Form 8-K, Cerebain shall provide such financial statements for the filing of a Report on Form 8-K, as required therein.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

4.1

Each Shareholder, severally and not jointly, hereby represents and warrants to DDOO:

4.1.1

Authority. Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder's obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and as of the Closing each of the Transaction Documents to which such Shareholder is a party will have been, duly authorized, executed and delivered by such Shareholder and constitute or will constitute the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2

No Conflict. Neither the execution or delivery by such Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

4.1.3

Ownership of Cerebain Shares. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to DDOO pursuant to this Agreement, such Shareholder's shares in Cerebain, free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder is bound with respect to the issuance, sale, transfer, voting or registration of the Cerebain Shares. At the Closing, DDOO will acquire good, valid and marketable title to such Shareholder's Cerebain shares free and clear of any and all Liens.

4.1.4

Litigation. There is no pending Proceeding against such Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5

No Brokers or Finders.  Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholder will indemnify and hold DDOO harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2

Investment Representations.  Shareholder hereby represents and warrants to DDOO as follows:

4.2.1

Acknowledgment.  Shareholder understands and agrees that DDOO Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of DDOO Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

4.2.2

Status. By its execution of this Agreement, the represents and warrants to DDOO that such Shareholder is a sophisticated investor, familiar with DDOO’s company and business.. The Shareholder understands that DDOO Shares are being offered and sold to such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that DDOO may determine the applicability and availability of the exemptions from registration of DDOO Shares on which DDOO is relying.

4.2.3

Stock Legends.

(a)

Shareholder understands and agrees that the certificates evidencing DDOO Shares issued to Shareholder will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO CEREBAIN AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)

Other Legends. The certificates representing such DDOO Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES BY CEREBAIN

Cerebain represents and warrants to DDOO as follows:

5.1

Organization and Qualification.  Cerebain is duly incorporated and validly existing under the laws of the State of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, either (i) have a material adverse effect on the business, assets or financial condition of Cerebain, or (ii) materially impair the ability of Cerebain and the Shareholder each to perform their material obligations under this Agreement (any of such effects or impairments, a “Material Adverse Effect”).  Cerebain is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which Cerebain presently conducts its business, owns, holds and operates its properties and assets.

5.2

Subsidiaries.  Except as set forth on Schedule 5.2, Cerebain does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3

Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation of Cerebain (the “Organizational Documents”) that have been delivered to DDOO prior to the execution of this Agreement are true and complete and have not been amended or repealed.  Cerebain is not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

5.4

Authorization and Validity of this Agreement. The execution, delivery and performance by Cerebain of this Agreement and the recording of the transfer of the Shares are within Cerebain's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board or Shareholders of Cerebain any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

5.5

No Violation. None of the execution, delivery or performance by Cerebain of this Agreement or any other agreement or instrument contemplated hereby to which Cerebain is a party, nor the consummation by Cerebain of the transactions contemplated hereby will violate any provision of the Organizational Documents, or violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any Lien under, any agreement or instrument to which Cerebain is a party or by which Cerebain is or will be bound or subject, or violate any laws.

5.6

Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by DDOO and the Shareholders, this Agreement is, and as of the Closing each other agreement or instrument contemplated hereby to which Cerebain is a party, will have been duly authorized, executed and delivered by Cerebain and will be the legal, valid and binding Agreement of Cerebain and is enforceable against Cerebain in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7

Capitalization and Related Matters.

5.7.1

Capitalization. The authorized capital stock of Cerebain consists of (a) 100,000,000 shares of Common Stock, of which 22,784,000 shares are issued and outstanding and (b) 10,000,000 Preferred Shares, of which no shares have been issued.  Except as set forth in Schedule 5.7.1, there are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating Cerebain to issue any shares of its Common Stock or any other Equity Security of Cerebain. All issued and outstanding shares of Cerebain's capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

5.7.2

No Redemption Requirements. Except as set forth in Schedule 5.7.2, there are no outstanding contractual obligations (contingent or otherwise) of Cerebain to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Cerebain or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

5.7.3

Duly Authorized. Upon delivery to DDOO of certificates representing the Cerebain shares in accordance with the terms of this Agreement, said shares will have been validly issued and fully paid and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens set forth on Schedule 5.7.3 or that might have been created by DDOO and restrictions on transfer imposed by this Agreement and the Securities Act.

5.8

Shareholders. Exhibit A contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding Equity Securities of Cerebain. Except as expressly provided in this Agreement, no Holder of Shares or any other security of Cerebain or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. There is no voting trust, agreement or arrangement among any of the Holders of any Equity Securities of Cerebain affecting the exercise of the voting rights of any such Equity Securities.

5.9

Compliance with Laws and Other Instruments.  Except as would not have a Material Adverse Effect, the business and operations of Cerebain have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities.  Except as set forth on Schedule 5.9 or would not have a Material Adverse Effect, Cerebain is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Cerebain is a party or by which any of Cerebain's properties, assets or rights are bound or affected. To the knowledge of Cerebain, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Cerebain is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.  Cerebain is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Cerebain, any event or circumstance relating to Cerebain that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits Cerebain from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.10

Certain Proceedings. Except as disclosed on Schedule 5.10, There is no pending Proceeding that has been commenced against Cerebain and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To Cerebain's knowledge, no such Proceeding has been threatened.

5.11

No Brokers or Finders. Except as disclosed on Schedule 5.11, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Cerebain for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and Cerebain will indemnify and hold DDOO harmless against any liability or expense arising out of, or in connection with, any such claim.

5.12

Title to and Condition of Properties. Cerebain owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of Cerebain as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on Cerebain. The material buildings, plants, machinery and equipment necessary for the conduct of the business of Cerebain as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

5.13

Board Recommendation. The Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of Cerebain's Shareholders.

ARTICLE 6.

REPRESENTATIONS AND WARRANTIES OF DDOO AND BARTON

DDOO and Barton, represent and warrant to the Shareholders and Cerebain as follows:

6.1

Organization and Qualification.  DDOO is duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect.  DDOO has made all filings with the state of Nevada that might be required.  DDOO is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 6.1 sets forth a true, correct and complete list of each jurisdiction of organization and each other jurisdiction in which DDOO presently conducts its business or owns, holds and operates its properties and assets.

6.2

Subsidiaries. Except as set forth on Schedule 6.2, DDOO does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3

Organizational Documents. True, correct and complete copies of the Organizational Documents of DDOO have been delivered to Cerebain prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents.  DDOO is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

6.4

Authorization. DDOO has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which DDOO is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which DDOO is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which DDOO is a party. The execution, delivery and performance by DDOO of this Agreement and each of the Transaction Documents to which DDOO is a party have been duly authorized by all necessary corporate action and do not require from DDOO Board or the stockholders of DDOO any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by DDOO of this Agreement and each of the Transaction Documents to which DDOO is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such customary filings with the Commission for transactions of the type contemplated by this Agreement, if required.

6.5

No Violation. Neither the execution or delivery by DDOO of this Agreement or any Transaction Document to which DDOO is a party, nor the consummation or performance by DDOO of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of any DDOO Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which any DDOO Company is a party or by which the properties or assets of DDOO are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which DDOO, or any of the properties or assets owned or used by  DDOO, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by DDOO or that otherwise relate to the business of, or any of the properties or assets owned or used by,  DDOO, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6

Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than DDOO, this Agreement has been, and as of the Closing each of the Transaction Documents to which DDOO is a party will be, duly authorized, executed and delivered by DDOO and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of DDOO, enforceable against DDOO in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7

Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders contained in Section 4, the issuance of DDOO Shares pursuant to this Agreement are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, and (b) accomplished in conformity with all applicable federal securities laws.

6.8

Capitalization and Related Matters.

6.8.1

Capitalization. The authorized capital stock of DDOO consists of 74,000,000 shares of Common Stock, $0.001 Par Value of which 10,200,000 shares are issued and outstanding prior to the shares being issued to Cerebain Shareholder, and 1,000,000 shares of preferred stock, none of which are issued and outstanding. All issued and outstanding shares of DDOO's Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. On the Closing Date, DDOO will have sufficient authorized and unissued DDOO's Common Stock to consummate the transactions contemplated hereby. Except as disclosed in Schedule 6.8.1, there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require DDOO to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of DDOO. The issuance of all of the shares of DDOO's Common Stock described in this Section 6.8.1 have been in compliance with U.S. federal securities laws.

6.8.2

No Redemption Requirements. Except as set forth in Schedule 6.8.2 or in the SEC Documents, there are no outstanding contractual obligations (contingent or otherwise) of DDOO to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, DDOO or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

6.8.3

Duly Authorized. The issuance of DDOO Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefore in accordance with the terms of this Agreement, DDOO Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act or any lock-up agreements.

6.8.4

Subsidiaries.  Schedule 6.8.4 sets forth a complete list of subsidiaries of DDOO, if any. And, the capitalization of each DDOO Subsidiary, if any, is as set forth on Schedule 6.8.4. The issued and outstanding shares of capital stock of each DDOO Subsidiary set forth on such schedule have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and constitute all of the issued and outstanding capital stock of such DDOO Subsidiary. The owners of the shares of each of DDOO Subsidiaries set forth on Schedule 6.8.4 own, and have good, valid and marketable title to, all shares of capital stock of such Subsidiaries. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require any of DDOO Subsidiaries to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of any of DDOO Subsidiaries. None of the outstanding shares of capital stock of any of DDOO Subsidiaries has been issued in violation of any rights of any Person or in violation of any Law.

6.8.5

Increase in Authorized Common Stock; Forward Stock Split. On October 14, 2011, DDOO filed a preliminary proxy statement on Schedule 14A, soliciting proxies from DDOO’s shareholders to effectuate the following:  (i) an increase in the authorized common stock of the corporation from 74,000,000 shares, par value $0.001, to 149,000,000 shares, par value $0.001, and (ii) a forward split of all outstanding common stock of DDOO as of October 31, 2011 at a ratio of 6.25-for-1.  DDOO followed that filing with a definitive proxy statement on Schedule 14A filed on November 3, 2011, giving the holders of DDOO common stock until November 11, 2011 to return their proxy card recording their vote on the increase in authorized common stock and the forward stock split.  DDOO timely received valid, signed proxies on or before November 11, 2011, sufficient to approve the increase in the authorized common stock of the corporation and the forward stock split.  To date DDOO has not taken any steps to effectuate the increase in the authorized common or the forward stock split.

6.9

Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of DDOO have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, DDOO has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting DDOO and, to the knowledge of DDOO, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, DDOO is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of DDOO, any event or circumstance relating to DDOO that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits DDOO from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10

Certain Proceedings. There is no pending Proceeding that has been commenced against DDOO and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of DDOO, no such Proceeding has been threatened.

6.11

No Brokers or Finders. Except as disclosed in Schedule 6.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any DDOO Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and DDOO will indemnify and hold Cerebain harmless against any liability or expense arising out of, or in connection with, any such claim.

6.12

Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.12, DDOO has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to DDOO) arising out of any transaction entered into at or prior to the Closing or any act or omission at or prior to the Closing, except to the extent set forth on or reserved against on DDOO Balance Sheet. Except as set forth on Schedule 6.12, DDOO has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since November 30, 2010. Notwithstanding the foregoing, all liabilities will be discharged prior to or at the Closing so that, at the Closing, DDOO will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind and description.

6.13

Changes. Except as set forth on Schedule 6.13, DDOO has not since December 31, 2009:

6.13.1

Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

6.13.2

Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

6.13.3

Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

6.13.4

Liens. Created or permitted to exist any Lien on any material property or asset of DDOO Companies, other than Permitted Liens;

6.13.5

Capital Stock. Except as set forth on Schedule 6.13.5, issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization (except by way of amended Certificate of Incorporation) whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

6.13.6

Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

6.13.7

Material Contracts. Terminated or modified any Material Contract, except for termination upon expiration in accordance with the terms thereof;

6.13.8

Claims. Released, waived or cancelled any claims or rights relating to or affecting DDOO in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

6.13.9

Discharged Liabilities. Except as set forth on Schedule 6.13.9, paid, discharged or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

6.13.10

Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $5,000 in the aggregate, other than professional fees (as indicated in Schedule 6.13.10);

6.13.11

Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

6.13.12

Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

6.13.13

Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

6.13.14

Agreements. Except as set forth on Schedule 6.13.14, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14

Material Contracts. Except to the extent already filed with the SEC Documents, (and available on its “Edgar” database) DDOO has made available to Cerebain, prior to the date of this Agreement, true, correct and complete copies of each written Material Contract, including each amendment, supplement and modification thereto.

6.14.1

No Defaults. Each Material Contract is a valid and binding agreement of DDOO that is party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, DDOO is not in breach or default of any Material Contract to which it is a party and, to the knowledge of DDOO, no other party to any Material Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Contract or (b) permit DDOO or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. No Company has received notice of the pending or threatened cancellation, revocation or termination of any Material Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Contract.

6.15

Employees.

6.15.1

Except as set forth on Schedule 6.15.1, DDOO has no employees, independent contractors or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, DDOO is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing. DDOO is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws for any amounts earned or accrued prior to Closing.

6.15.2

No director, officer or employee of DDOO is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of DDOO or (b) the ability of DDOO to conduct its business. Except as set forth on Schedule 6.15.2, each employee of each DDOO is employed on an at-will basis and DDOO has no contract with any of its employees which would interfere with DDOO's ability to discharge its employees.

6.16

Tax Audits.

6.16.1

Tax Returns and Liabilities. Except as set forth on Schedule 6.16.1, DDOO is current and has filed all required federal income tax returns and state income tax returns and is current with its State of Nevada franchise taxes.  As of Closing, there shall be no taxes of any kind due or owing.  DDOO and Barton agree to assist the Shareholders with the preparation of DDOO’s tax returns by providing any information reasonably needed by the preparer of the tax returns.  There are no Liens or known material liabilities with respect to Taxes on DDOO's property or assets other than Permitted Liens; and  there are no Tax rulings, requests for rulings, or closing agreements relating to DDOO for any period (or portion of a period) that would affect any period after the date hereof. DDOO has suffered losses and no taxes are due.

6.16.2

No Adjustments, Changes.  Neither DDOO or any other Person on behalf of DDOO (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

6.16.3

No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of DDOO, nor is any such claim or dispute pending or contemplated.  DDOO has filed all federal, state and other tax returns required to be filed by it since inception and has or will at Closing delivered to Cerebain true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by DDOO since their inception and any and all correspondence with respect to the foregoing.

6.16.4

Not a U.S. Real Property Holding Corporation. DDOO is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

6.16.5

No Tax Allocation, Sharing. DDOO is not a party to any Tax allocation or sharing agreement. DDOO (a) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has no liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

6.16.6

No Other Arrangements.  DDOO is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. DDOO Companies are not “consenting corporations” within the meaning of Section 341(f) of the Code. DDOO Companies do not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code.  DDOO has no outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, DDOO has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. Cerebain is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

6.17

Material Assets. The financial statements of DDOO set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by DDOO.

6.18

Insurance Coverage. DDOO has made available to Cerebain, prior to the date of this Agreement, true, correct and complete copies of any insurance policies maintained by DDOO Company on its properties and assets. Except as would not have a Material Adverse Effect, all of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of DDOO for all risks normally insured against by a Person carrying on the same business as DDOO, and (b) are sufficient for compliance with all applicable Laws and Material Contracts.  Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement.  Except as set forth on Schedule 6.18, DDOO has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.  All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to DDOO or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified DDOO that they intend to deny liability. There is no existing default under any such insurance policies.

6.19

Litigation; Orders. Except as set forth on Schedule 6.19, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of DDOO, threatened against or affecting DDOO or any properties, assets, business or employees. To the knowledge of DDOO, there is no fact that might result in or form the basis for any such Proceeding.  DDOO is not subject to any Orders.

6.20

Licenses. Except as would not have a Material Adverse Effect, each DDOO possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for DDOO to engage in its business as currently conducted and to permit DDOO to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “DDOO Permits”).  DDOO has not has received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for DDOO to engage in its business as currently conducted and to permit DDOO to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Except as would not have a Material Adverse Effect, DDOO Permits are valid and in full force and effect.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any DDOO Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any DDOO Permit.  DDOO has not has received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any DDOO Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any DDOO Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such DDOO Permits have been duly made on a timely basis with the appropriate Persons. All DDOO Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

6.21

Interested Party Transactions. Except as disclosed in Schedule 6.21, no officer, director or stockholder of DDOO or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by DDOO, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish DDOO any goods or services; or (2) a beneficial interest in any contract or agreement to which DDOO is a party or by which it may be bound or affected.

6.22

Governmental Inquiries. DDOO has provided to Cerebain a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by DDOO from any Governmental Authority, and the applicable DDOO’s response thereto, and each material written statement, report or other document filed by DDOO with any Governmental Authority, except for those available on the Securities and Exchange Commission EDGAR database.

6.23

Intellectual Property.  Except as set forth on Schedule 6.23, DDOO does not own, use or license any Intellectual Property in its business as presently conducted, except as set forth in the SEC Documents.

6.24

[Reserved].

6.25

Title to and Condition of Properties. Except as would not have a Material Adverse Effect, each DDOO Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of each DDOO Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

6.26

SEC Documents; Financial Statements. DDOO has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as DDOO was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”) and, while not having filed all such SEC Documents prior to the expiration of any extension(s), is nevertheless current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which DDOO is a party or to which the property or assets of DDOO are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of DDOO included in the SEC Documents comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of DDOO as at the dates thereof and the results of its operations and cash flows for the periods then ended. DDOO's Common Stock is listed on the OTC Bulletin Board, under the symbol “DDOO” and DDOO is not aware of any facts which would make DDOO's Common Stock ineligible for continued quotation on the OTC Bulletin Board.

6.27

Stock Option Plans; Employee Benefits.

6.27.1

Set forth on Schedule 6.27.1 is a complete list of all stock option plans providing for the grant by DDOO of stock options to directors, officers or employees. Except as disclosed on Schedule 6.27.1, all such stock option plans are Approved Plans.

6.27.2

None of DDOO Companies has any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided such DDOO Company.

6.27.3

Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of DDOO, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from DDOO, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of DDOO provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of DDOO.

6.28

Environmental and Safety Matters. Except as set forth on Schedule 6.28 and except as would not have a Material Adverse Effect:

6.28.1

Each DDOO Company has at all times been and is in compliance with all Environmental Laws applicable to such DDOO Company.

6.28.2

There are no Proceedings pending or threatened against any DDOO Company alleging the violation of any Environmental Law or Environmental Permit applicable to such DDOO Company or alleging that DDOO is a potentially responsible party for any environmental site contamination.

6.28.3

Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to any DDOO Company.

6.29

Money Laundering Laws. The operations of DDOO Companies are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving any DDOO Company with respect to the Money Laundering Laws is pending or, to the knowledge of DDOO, threatened.

6.30

Board Recommendation. DDOO Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of DDOO's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

ARTICLE 7.

COVENANTS OF CEREBAIN AND THE SHAREHOLDERS

7.1

Access and Investigation. Between the date of this Agreement and the Closing Date, Cerebain will, and will cause each Company Subsidiary to, (a) afford DDOO and its agents, advisors and attorneys during normal business hours, full and free access to Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish DDOO and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as DDOO may reasonably request, and (c) furnish DDOO and its agents, advisors and attorneys with such additional financial, operating, and other data and information as DDOO may reasonably request.

7.2

Operation of the Business of Cerebain.

7.2.1

Between the date of this Agreement and the Closing Date, Cerebain will, and will cause each Company Subsidiary to:

(a) conduct its business only in the ordinary course of business;

(b) use its best efforts to preserve intact its current business organization and

business relationships, including, without limitation, relationships with suppliers,   customers, landlords, creditors, officers, employees and agents; and

(c) otherwise report periodically to DDOO concerning the status of its business, operations, and finances.

7.3

No Transfers of Capital Stock.

7.3.1

Between the date of this Agreement and the Closing Date, the Shareholders shall not assign, transfer, mortgage, pledge or otherwise dispose of any or all of the Shares (or any interest therein) or grant any Person the option or right to acquire such Shares (or any interest therein).

7.3.2

Between the date of this Agreement and the Closing Date, Cerebain shall not, and shall cause each Company Subsidiary not to, assign, transfer, mortgage, pledge or otherwise dispose of any or all of the capital stock of any Acquired Company (or any interest therein) or grant any Person the option or right to acquire the capital stock of any Acquired Company (or any interest therein).

7.4

Required Filings and Approvals.

7.4.1

As promptly as practicable after the date of this Agreement, Cerebain will, and will cause each Company Subsidiary to, make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement, if applicable. Between the date of this Agreement and the Closing Date, Cerebain will, and will cause each Company Subsidiary to, (a) cooperate with DDOO with respect to all filings that DDOO elects to make or is required to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with DDOO in obtaining any consents or approvals required to be obtained by DDOO in connection herewith.

7.5

Notification. Between the date of this Agreement and the Closing Date, Cerebain and the Shareholders will promptly notify DDOO in writing if Cerebain, the Shareholders or any Company Subsidiary becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of Cerebain or the Shareholders, as the case may be, as of the date of this Agreement, or if Cerebain, any Shareholder or any Company Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, Cerebain or the Shareholders, as the case may be, will promptly deliver to DDOO a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of DDOO set forth herein, including the right of DDOO to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, Cerebain and the Shareholders will, and will cause each Company Subsidiary to, promptly notify DDOO of the occurrence of any breach of any covenant of Cerebain or the Shareholders in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

7.6

Closing Conditions. Between the date of this Agreement and the Closing Date, each of Cerebain and the Shareholders will use its commercially reasonable efforts to cause the conditions in Section 9 to be satisfied.

ARTICLE 8

COVENANTS OF DDOO AND BARTON

8.1

Access and Investigation. Between the date of this Agreement and the Closing Date, DDOO and Barton will, and will cause each of DDOO Subsidiaries to, (a) afford Cerebain and its agents, advisors and attorneys during normal business hours full and free access to each DDOO Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Cerebain and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as Cerebain may reasonably request, and (c) furnish Cerebain and its agents, advisors and attorneys with such additional financial, operating, and other data and information as Cerebain may reasonably request.

8.2

Operation of the Business of DDOO. Between the date of this Agreement and the Closing Date, DDOO and Barton will, and will cause each of DDOO Subsidiaries to:

8.2.1

conduct its business only in the ordinary course of business;

8.2.2

use its best efforts to preserve intact the current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

8.2.3

obtain the prior written consent of Cerebain prior to taking any action of the type specified in Section 6.13 or entering into any Material DDOO Contract;

8.2.4

confer with Cerebain concerning operational matters of a material nature; and

8.2.5

otherwise report periodically to Cerebain concerning the status of its business, operations, and finances.

8.3

Required Filings and Approvals.

8.3.1

As promptly as practicable after the date of this Agreement, DDOO will, and will cause each of DDOO Subsidiaries to, make all filings legally required to be made by it to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, DDOO will cooperate with Cerebain with respect to all filings that Cerebain is legally required to make in connection with the transactions contemplated hereby.

8.4

No Issuances of Capital Stock.

8.4.1

Between the date of this Agreement and the Closing Date, DDOO shall not issue or agree to issue any of its securities, including, but not limited to its common stock and preferred stock (or any interest therein) or grant any Person the option or right to acquire such securities (or any interest therein).

8.4.2

Between the date of this Agreement and the Closing Date, DDOO shall not, and shall cause each Company Subsidiary not to, assign, transfer, mortgage, pledge or otherwise dispose of any or all of the capital stock of any Acquired Company (or any interest therein) or grant any Person the option or right to acquire the capital stock of any Acquired Company (or any interest therein).

8.5

Notification. Between the date of this Agreement and the Closing Date, DDOO and Barton will promptly notify Cerebain and the Shareholders in writing if DDOO or Barton become aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of DDOO, as of the date of this Agreement, or if DDOO or Barton becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, DDOO and Barton will promptly deliver to Cerebain and the Shareholders a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Shareholders set forth herein, including the right of the Shareholders to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, DDOO and Barton will promptly notify Cerebain and the Shareholders of the occurrence of any breach of any covenant of DDOO in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 10 impossible or unlikely.

8.6

Closing Conditions. Between the date of this Agreement and the Closing Date, DDOO and Barton will use commercially reasonable efforts to cause the conditions in Section 10 to be satisfied.

8.7

Indemnification and Insurance.

8.7.1

DDOO and Barton shall to the fullest extent permitted under applicable Law or its Organizational Documents, indemnify and hold harmless, each present and former director, officer or employee of DDOO or any DDOO Subsidiary (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date, to the same extent as provided in DDOO's Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Closing Date. In the event of any such Proceeding (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to DDOO, (ii) after the Closing Date, DDOO and Barton shall pay the reasonable fees and expenses of such counsel, promptly after statements therefore are received, provided that the Indemnified Parties shall be required to reimburse DDOO and Barton for such payments in the circumstances and to the extent required by DDOO's Organizational Documents, any applicable contract or agreement or applicable Law, and (iii) DDOO and Barton will cooperate in the defense of any such matter; provided, however, that DDOO and Barton shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

8.7.2

This Section 8.7 shall survive the consummation of the transactions contemplated by this Agreement at the Closing Date, is intended to benefit the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of DDOO and Barton and shall be enforceable by the Indemnified Parties and the Covered Persons.

8.8

Rule 144 Reporting. With a view to making available to DDOO's stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of DDOO Common Stock to the public without registration, from and after the Closing Date, DDOO agrees to:

8.8.1

Make and keep public information available, as those terms are understood and defined in Rule 144; and

8.8.2

File with the Commission, in a timely manner, all reports and other documents required of DDOO under the Exchange Act.

8.9

SEC Documents. From and after the Closing Date, in the event the Commission notifies DDOO of its intent to review any SEC Document filed prior to Closing or DDOO receives any oral or written comments from the Commission with respect to any SEC Document filed prior to Closing, DDOO shall promptly notify DDOO Shareholders and DDOO Shareholders shall fully cooperate with DDOO.

ARTICLE 9

CONDITIONS PRECEDENT TO DDOO'S

OBLIGATION TO CLOSE

DDOO's obligation to acquire the Shares and to take the other actions required to be taken by DDOO at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by DDOO, in whole or in part):

9.1

Accuracy of Representations. The representations and warranties of Cerebain and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of Cerebain and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.2

Performance by Cerebain and Shareholders.

9.2.1

All of the covenants and obligations that Cerebain and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

9.2.2

Each document required to be delivered by Cerebain and the Shareholders pursuant to this Agreement at or prior to Closing must have been delivered.

9.3

No Force Majeure Event. Since November 30, 2010, there shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquired Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.4

Certificate of Officer. Cerebain will have delivered to DDOO a certificate, dated the Closing Date, executed by an officer of Cerebain, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2 and 9.3.

9.5

Certificate of Shareholders. Each Shareholder will have delivered to DDOO a certificate, dated the Closing Date, executed by such Shareholder, if a natural person, or an authorized officer of the Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 9.1 and 9.2.

9.6

Consents.

9.6.1

All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Cerebain and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by Cerebain or the Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on Cerebain or DDOO.

9.6.2

Deliberately Deleted

9.7

Documents. Cerebain and the Shareholders must have caused the following documents to be delivered to DDOO:

9.7.1

share certificates evidencing the number of Shares held by each Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such Shares to DDOO;

9.7.2

a Secretary's Certificate of Cerebain, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of Cerebain and each Company Subsidiary, (B) the resolutions of Cerebain Board and the Shareholders approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of Cerebain signing this Agreement and any other agreement or instrument contemplated hereby to which Cerebain is a party;

9.7.3

a certified certificate of good standing, or equivalent thereof, of Cerebain;

9.7.4

each of the Transaction Documents to which Cerebain and/or the Shareholders is a party, duly executed; and

9.7.5

such other documents as DDOO may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of Cerebain and the Shareholders pursuant to Section 9.1, (ii) evidencing the performance of, or compliance by Cerebain and the Shareholders with, any covenant or obligation required to be performed or complied with by Cerebain or the Shareholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

9.8

No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against DDOO, Cerebain or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

9.9

No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, Cerebain, or (b) is entitled to all or any portion of DDOO Shares.

ARTICLE 10.

CONDITIONS PRECEDENT TO THE OBLIGATION OF CEREBAIN

AND THE SHAREHOLDERS TO THE CLOSING

The Shareholders' obligation to transfer the Shares and the obligations of Cerebain to take the other actions required to be taken by Cerebain at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Cerebain and the Shareholders, in whole or in part):

10.1

Accuracy of Representations. The representations and warranties of DDOO and DDOO Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of DDOO and DDOO Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

10.2

Performance by DDOO.

10.2.1

All of the covenants and obligations that DDOO and DDOO Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

10.2.2

Each document required to be delivered by DDOO and DDOO Shareholders pursuant to this Agreement must have been delivered.

10.3

No Force Majeure Event. Since November 30, 2010, there shall not have been any delay, error, failure or interruption in the conduct of the business of any DDOO Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

10.4

Certificate of Officer. DDOO will have delivered to Cerebain a certificate, dated the Closing Date, executed by an officer of DDOO, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2. and 10.3.

10.5

Certificate of DDOO Shareholders. DDOO Shareholders will have delivered to Cerebain a certificate, dated the Closing Date, executed by such DDOO Shareholder, if a natural person or an authorized officer of DDOO Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 10.1 and 10.2.

10.6

Consents.

10.6.1

All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by DDOO for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by DDOO, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on Cerebain or DDOO.

10.7

Documents. DDOO must have caused the following documents to be delivered to Cerebain and/or the Shareholders:

10.7.1

share certificates evidencing each Shareholder's pro rata share of the Closing DDOO Shares (as set forth in Exhibit A);

10.7.2

a Secretary's Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of DDOO and each DDOO Subsidiary, (B) the resolutions of DDOO Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of DDOO signing this Agreement and any other agreement or instrument contemplated hereby to which DDOO is a party;

10.7.3

a Certificate of Good Standing of DDOO;

10.7.4

each of the Transaction Documents to which DDOO is a party, duly executed; and

10.7.5

such other documents as Cerebain may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of DDOO pursuant to Section 10.1, (ii) evidencing the performance by DDOO of, or the compliance by DDOO with, any covenant or obligation required to be performed or complied with by DDOO, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

10.8

No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against DDOO, Cerebain or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

10.9

Contingent Liabilities.  The signed certifications from all of the directors of DDOO confirming the absence of any hidden or contingent liabilities other than those as disclosed in the Annual Report on Form 10-K of DDOO for the fiscal year ended November 30, 2010.

ARTICLE 11.

TERMINATION

11.1

Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

11.1.1

by mutual consent of DDOO and the Shareholders (acting jointly);

11.1.2

by DDOO, if any of the conditions in Section 9 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of DDOO to comply with its obligations under this Agreement) and DDOO has not waived such condition on or before the Closing Date; or (ii) by the Shareholders (acting jointly), if any of the conditions in Section 10 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Shareholder to comply with its obligations under this Agreement) and the Shareholders (acting jointly) have not waived such condition on or before the Closing Date;

11.1.3

Deliberately Deleted;

11.1.4

by either DDOO or the Shareholders (acting jointly), if there shall have been entered a final, non-appealable order or injunction of any Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby;

11.1.5

by DDOO, if, prior to the Closing Date, Cerebain or any Shareholder is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by DDOO claiming such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.5 shall not be available to DDOO if DDOO is in material breach of this Agreement at the time notice of termination is delivered;

11.1.6

by the Shareholders (acting jointly), if, prior to the Closing Date, DDOO is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Shareholders claiming such breach or, if such breach is not curable within such 10 day period, such longer period of time as is necessary to cure such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.6 shall not be available to the Shareholders (acting jointly) if any Shareholder is in material breach of this Agreement at the time notice of termination is delivered.

11.2

Effect of Termination.

Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.11, 6.11, 11.2, and 13 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 12.

INDEMNIFICATION; REMEDIES

12.1

Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire on the sixth anniversary of the Closing (the “Survival Period”). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

12.2

Indemnification by DDOO Shareholders.

12.2.1

From and after the Closing until the expiration of the Survival Period, each of the Principal DDOO Shareholders shall indemnify and hold harmless DDOO, Cerebain and the Shareholders (collectively, the “Cerebain Indemnified Parties”), from and against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (“Damages”) arising, directly or indirectly, from or in connection with:

(a)

any breach of any representation or warranty made by DDOO or DDOO Shareholders in this Agreement or in any certificate delivered by DDOO pursuant to this Agreement; or

(b)

any breach by DDOO or DDOO Shareholders of any covenant or obligation of DDOO in this Agreement required to be performed by DDOO or DDOO Shareholders on, prior to, or subsequent to the Closing Date.

12.3

Limitations on Amount - DDOO. No Cerebain Indemnified Party shall be entitled to indemnification pursuant to Section 12, unless and until the aggregate amount of Damages to all Cerebain Indemnified Parties with respect to such matters under Section 12 exceeds $10,000, at which time, Cerebain Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of $10,000.

12.4

Determining Damages. Materiality qualifications to the representations and warranties of Cerebain and DDOO shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Section 12.3 has been met.

12.5

Breach by Shareholders. Nothing in this Section 12 shall limit DDOO's right to pursue any appropriate legal or equitable remedy against any Shareholder with respect to any Damages arising, directly or indirectly, from or in connection with: (a) any breach by such Shareholder of any representation or warranty made by such Shareholder in this Agreement or in any certificate delivered by such Shareholder pursuant to this Agreement or (b) any breach by such Shareholder of its covenants or obligations in this Agreement. All claims of DDOO pursuant to this Section shall be brought by DDOO Shareholders on behalf of DDOO and those Persons who were stockholders of DDOO immediately prior to the Closing.

ARTICLE 13.

GENERAL PROVISIONS

13.1

Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

13.2

Public Announcements. DDOO may, but no later than three business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, Cerebain and DDOO shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

13.3

Confidentiality.

13.3.1

Subsequent to the date of this Agreement, DDOO, DDOO Shareholders the Shareholders and Cerebain will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

13.3.2

In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 13.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 13.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

13.3.3

If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

13.4

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to DDOO:	With a copy to:
Discount Dental Materials, Inc 4211 W. Magnolia Blvd Burbank, CA 91505 Attention: R. Douglas Barton	Gary B. Wolff, P.C 488 Madison Avenue, Suite 1100 New York, NY 10022 Attention: Gary B. Wolff Telephone No.: 212-644-6446 Facsimile No.: 212-644-6498

If to Company:	With a copy to:
Cerebain Biotech Corp. 92 Corporate Park, C-141 Irvine, CA 92606 Attention: Gerald A. DeCiccio	The Lebrecht Group, APLC 9900 Research Drive Irvine, CA 92618 Attention: Craig V. Butler, Esq. Telephone No.: 949-635-1240 Facsimile No.: 949-635-1244

13.5

Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in Orange County, CA in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having proper jurisdiction.

13.6

Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

13.7

Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.8

Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

13.9

Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 8.7 and Section 12.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

13.10

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.11

Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

13.12

Governing Law. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

13.13

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

DISCOUNT DENTAL MATERIALS, INC.

A Nevada corporation

Dated: ____________________

/s/ R. Douglas Barton

By:  R. Douglas Barton

Its:  President

R. Douglas Barton

Dated: _____________________

/s/ R. Douglas Barton

R. Douglas Barton, an individual

CEREBAIN BIOTECH CORP.

A Nevada corporation

Dated: _____________________

/s/ Gerald A. DeCiccio

By:  Gerald A. DeCiccio

Its:  President

CEREBAIN SHAREHOLDERS

Dated: ____________________

/s/ Carl Bozzuto

Carl Bozzuto

Dated: ____________________

/s/ Eric A. Clemons

Eric A. Clemons

Dated: ____________________

/s/ Gerald A. DeCiccio

Gerald A. DeCiccio

Dated: ____________________

/s/ Donald Erwin

Donald Erwin

Dated: ____________________

/s/ Brian Franco

Brian Franco

Dated: ____________________

/s/ Cathy Freis

Cathy Freis

Dated: ____________________

/s/ Cheryl Hawkins Crookshanks

Cheryl Hawkins Crookshanks

Dated: ____________________

/s/ Dan Kern

Dan Kern

Dated: ____________________

/s/ Don Martens

Don Martens

Dated: ____________________

/s/ Clayton Miller

Clayton Miller

Dated: ____________________

/s/ Leslie Nguyen & John Reed

Leslie Nguyen & John Reed

Dated: ____________________

/s/ Dr. Surinder Singh Saini

Dr. Surinder Singh Saini, M.D.

Dated: ____________________

/s/ Harbans K. Sandhu

Harbans K. Sandhu

Dated: ____________________

/s/ Lovepreet Kaur Sandhu

Lovepreet Kaur Sandhu

Dated: ____________________

/s/ Surinder Pal Sandhu

Surinder Pal Sandhu

Dated: ____________________

/s/ Teg S. Sandhu

Teg S. Sandhu

Dated: ____________________

/s/ Zorawar Singh Sandhu

Zorawar Singh Sandhu

Dated: ____________________

/s/ Calvin Tseng

Calvin Tseng

Dated: ____________________

/s/ Harveen Kaur Uppal

Harveen Kaur Uppal

Dated: ____________________

/s/ Brad Vroom

Brad Vroom

Dated: ____________________

/s/ Richmond Webb & Chandra Webb

Richmond Webb & Chandra Webb

Dated: ____________________

/s/ Jason Beatty

Jason Beatty

Dated: ____________________

/s/ Bradley D. Clary

Bradley D. Clary

Palladium Investment Capital Group, LLC

Dated: ____________________

/s/ Robert Wilson

By:  Robert Wilson

Its:  Manager

Zephyr Corporation

Dated: ____________________

/s/ Christopher Pettersson

By:

Its:

Dated: ____________________

/s/ Harpreet Bhalla

Harpeet Bhalla

Dated: ____________________

/s/ Raghbir Singh Bhinder

Raghbir Singh Bhinder

Dated: ____________________

/s/ Elizabeth Hurtado

Elizabeth Hurtado

Dated: ____________________

/s/ Ralph Johnson

Ralph Johnson

Dated: ____________________

/s/ Patricia Rankin

Patricia Rankin

Dated: ____________________

/s/ Manpreet Singh Sidhu

Manpreet Singh Sidhu

Dated: ____________________

/s/ Sundeep Singh

Sundeep Singh

Dated: ____________________

/s/ Randall Mariani

Randall Mariani

EXHIBIT A

CEREBAIN SHAREHOLDERS

Name and Address of Shareholder	Number of Cerebain Shares	Number of Newly Issued DDOO Shares (Pre-Split)	Number of Newly Issued DDOO Shares (Post-Split)*

Carl Bozzuto	10,000	2,000	12,500
Eric A. Clemons	560,000	112,000	700,000
Gerald A. DeCiccio	500,000	100,000	625,000
Donald Erwin	15,000	3,000	18,750
Brian Franco	150,000	30,000	187,500
Cathy Freis	20,000	4,000	25,000
Cheryl Hawkins Crookshanks	1,250,000	250,000	1,562,500
Dan Kern	1,000,000	200,000	1,250,000
Don Martens	20,000	4,000	25,000
Clayton Miller	115,000	23,000	143,750
Leslie Nguyen & John Reed	100,000	20,000	125,000
Dr. Surinder Singh Saini MD	6,600,000	1,320,000	8,250,000
Harbans K. Sandhu	1,500,000	300,000	1,875,000
Lovepreet Kaur Sandhu	100,000	20,000	125,000
Surinder Pal Sandhu	150,000	30,000	187,500
Teg S. Sandhu	6,090,000	1,218,000	7,612,500
Zorawar Singh Sandhu	200,000	40,000	250,000
Calvin Tseng	30,000	6,000	37,500
Harveen Kaur Uppal	200,000	40,000	250,000
Brad Vroom	2,000,000	400,000	2,500,000
Richmond Webb & Chandra Webb	40,000	8,000	50,000
Jason Beatty	84,000	16,800	105,000
Bradley D. Clary	270,000	54,000	337,500
Palladium Investment Capital Group, LLC	450,000	90,000	562,500
Zephyr Corporation	150,000	30,000	187,500
Harpeet Bhalla	25,000	5,000	31,250
Raghbir Singh Bhinder	10,000	2,000	12,500
Elizabeth Hurtado	50,000	10,000	62,500
Ralph Johnson	1,000,000	200,000	1,250,000
Patricia Rankin	25,000	5,000	31,250
Manpreet Singh Sidhu	25,000	5,000	31,250
Sundeep Singh	25,000	5,000	31,250
Randall Mariani	20,000	4,000	25,000

Total	22,784,000	4,556,800	28,480,000

*DDOO’s shareholders have already approved a 6.25-for-1 forward stock split but the stock split will not be effective until after the Closing.  The shares listed here are post-forward stock split.

SCHEDULES

TO

SHARE EXCHANGE AGREEMENT

All capitalized terms used but not defined herein shall have the meaning described to them in the Share Exchange Agreement, dated as of January 17, 2012, by and among Discount Dental Materials, Inc., a Nevada corporation, R. Douglas Barton, an individual, the persons listed on Exhibit A thereto, Cerebain Biotech Corp., a Nevada company, and the persons listed on Exhibit B thereto.

SCHEDULE 4.1.5

BROKERS OR FINDERS OF SHAREHOLDERS

None

SCHEDULE 5.1

COMPANY JURISDICTIONS

(Jurisdiction of Organization)

Nevada

SCHEDULE 5.2

SUBSIDIARIES

Cerebain has no wholly-owned subsidiaries.

SCHEDULE 5.7.1

OPTIONS

There are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating Cerebain to issue any shares of its Common Stock or any other Equity Security of Cerebain, except the following:

1)

 Warrant Agreement with Chandra Webb and Richmond Web dated May 18, 2011, under which Mr. Webb has the right to purchase up to 20,000 shares of Cerebain’s common stock at an exercise price of $1.00 on or  before May 18, 2013.

2)

Warrant Agreement with Calvin Tseng dated July 20, 2011, under which Mr. Tseng has the right to purchase up to 10,000 shares of Cerebain’s common stock at an exercise price of $1.00 on or  before July 20, 2013.

SCHEDULE 5.7.2

REDEMPTION REQUIREMENTS

None

SCHEDULE 5.7.3

LIENS ON SHARES

None

SCHEDULE 5.9

COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS

None.

SCHEDULE 5.10

LEGAL PROCEEDINGS

None

SCHEDULE 5.11

BROKERS OR FINDERS

None

SCHEDULE 6.1

JURISDICTIONS

Incorporated in the State of Nevada

SCHEDULE 6.2

OWNERSHIP INTEREST

None

SCHEDULE 6.8.1

CAPITALIZATION AND RELATED MATTERS

See SEC documents or otherwise.

SCHEDULE 6.8.2

NO REDEMPTION REQUIREMENTS

None

SCHEDULE 6.8.4

SUBSIDIARIES

None

SCHEDULE 6.10

LEGAL PROCEEDINGS

None

SCHEDULE 6.11

BROKERS OR FINDERS

None

SCHEDULE 6.12

ABSENCE OF UNDISCLOSED LIABILITIES

None

SCHEDULE 6.13

CHANGES

None

SCHEDULE 6.13.5

CAPITAL STOCK

None

SCHEDULE 6.13.9

DISCHARGED LIABILITIES

None

SCHEDULE 6.13.10

INDEBTEDNESS

None.

SCHEDULE 6.13.14

AGREEMENTS

None, other than those set forth in Share Exchange Agreement dated December 22, 2011 to which this Schedule is annexed.

SCHEDULE 6.15.1

AGREEMENTS

None

SCHEDULE 6.15.2

None

SCHEDULE 6.16.1

Tax Returns

Attached, if any.

SCHEDULE 6.18

INSURANCE

No refusal or Notice of Cancellation

SCHEDULE 6.19

LITIGATION

None

SCHEDULE 6.21

INTERESTED PARTY TRANSACTIONS

None

SCHEDULE 6.23

BANK ACCOUNTS AND SAFE DEPOSIT BOXES

SCHEDULE 6.24

INTELLECTUAL PROPERTY

None

SCHEDULE 6.27.1

STOCK OPTION PLANS; EMPLOYEE BENEFITS

None

SCHEDULE 6.28

ENVIRONMENTAL MATTERS

Not applicable